Exhibit 99.1

Bio-Techne Corporation Agrees to Acquire Cliniqa Corporation

MINNEAPOLIS, June 5, 2015/PRNewswire/ --Bio-Techne Corporation (NASDAQ: TECH) announced today that it has agreed to acquire 100% ownership of Cliniqa Corporation. Cliniqa specializes in the manufacturing and commercialization of quality controls and calibrators as well as bulk reagents used in the clinical diagnostic market. Its controls and reagents are used in a wide variety of diagnostic tests for such pathologies as cardiac disease, diabetes, cancer, immunological disorders, therapeutic drug monitoring, urine analysis and toxicology. Cliniqa has a solid track record of profitable and cash generative growth.

Cliniqa, which was founded in 1974, is based in San Marcos, California and has approximately 75 employees. It is a leader in the development, manufacture and distribution of control solutions that verify the proper operation of in vitro diagnostic (IVD) devices, with a primary focus on blood chemistry. Cliniqa has developed strong supply relationships with virtually all global IVD device manufacturers. Additionally, with over 165 510(k) clearances issued by the U.S. Food and Drug Administration, Cliniqa’s experienced management team brings significant clinical diagnostics and regulatory experience to Bio-Techne.

Charles R. Kummeth, President and Chief Executive Officer of Bio-Techne, said, "I am very pleased with this acquisition as it strengthens not only our Clinical Controls product portfolio, but also our reach into the IVD/Clinical Diagnostics segment, as well as our management team. The addition of Cliniqa adds important capabilities to Bio-Techne as we continue to solidify our market presence and expand our business into key adjacent markets, such as immunodiagnostics. This acquisition also strengthens and expands our Clinical Controls Division, allowing us to offer our customers a broader spectrum of products and services to serve their needs."

Cliniqa Chief Executive Officer Kevin Gould added, "We believe this deal provides an excellent path forward for our customers and employees while also providing significant value for the shareholders. There are considerable commonalities and synergies between Cliniqa and Bio-Techne. Furthermore, the access to additional market channels and the resources across the entire Bio-Techne organization provide a great opportunity to continue our historical growth and find new opportunities as we continue to compete in the global market. The commitment by both organizations to providing novel products and services of the highest quality was a key driver in this deal."

Mr. Gould and other members of the Cliniqa leadership team will remain in place following the closing.

Fredrikson & Byron, P.A. is serving as Bio-Techne’s legal counsel. Crosstree Capital Partners, Inc. is serving as exclusive financial advisor to Cliniqa Corporation. Procopio, Cory, Hargreaves & Savitch LLP is serving as legal counsel to Cliniqa Corporation. The transaction is expected to close on or around July 1, subject to regulatory clearances and the satisfaction of all other closing conditions.

Forward-Looking Statements

Our press releases may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Such statements involve risks and uncertainties that may affect the actual results of operations. Forward-looking statements in this press release include statements regarding our belief about the market applications and impact of our potential acquisition of Cliniqa Corporation and products, and our ability to derive advantages from this acquisition as we integrate it into our business. The following important factors, among others, have affected and, in the future could affect, the our actual results: the effect of new branding and marketing initiatives, the integration of new leadership, the introduction and acceptance of new products, the levels and particular directions of research and product development by our customers, the impact of the growing number of producers of biotechnology research and diagnostics products and related price competition, general economic conditions, the impact of currency exchange rate fluctuations, and the costs and results of our research and product development efforts and those of companies in which we have invested or with which we have formed strategic relationships. For additional information concerning such factors, see the section titled "Risk Factors" in our annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements we make in our press releases due to new information or future events. Investors are cautioned not to place undue emphasis on these statements.

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Bio-Techne Corporation (NASDAQ: TECH) is a global life sciences company providing innovative tools and bioactive reagents for the research and clinical diagnostic communities. Bio-Techne products assist scientific investigations into biological processes and the nature and progress of specific diseases. They aid in drug discovery efforts and provide the means for accurate clinical tests and diagnoses. With thousands of products in its portfolio, Bio-Techne generated approximately $358 million in net sales in fiscal 2014 and has over 1,300 employees worldwide. For more information on Bio-Techne and its brands, please visit www.bio-techne.com.

Contact: Jim Hippel, Chief Financial Officer

                 (612) 379-8854